1.
                            AMENDMENT
                               TO
                   LOAN AND SECURITY AGREEMENT

     This Amendment to Loan and Security Agreement is entered into as of August 2, 1996, by and between Silicon Valley Bank
("Bank") and Sweetwater, Inc. ("Borrower").

                            RECITALS

     Borrower and Bank are parties to that certain Loan and Security Agreement dated as of November 24, 1994, as amended from time to time (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, the parties agree as follows:

     1. The following terms are revised or added as defined terms in Section 1.1, as follows:

          "Committed Line" means One Million Dollars
($1,000,000).

          "Commitment Termination Date" means, with respect to the Revolving Facility, April 15, 1997.

     2. Section 6.12 is of the Agreement is amended and restated to read as follows:

          6.12 Tangible Net Worth. Borrower shall maintain as of the last day of each calendar month a Tangible Net Worth plus
Subordinated Debt of not less than Four Million Dollars
($4,000,000).

     3. Bank waives compliance by Borrower of the profitability covenant for the fiscal quarter ending June 30, 1996. Section 6.13 is hereby deleted from the agreement.

     4. The Compliance Certificate shall be in the form of attached Schedule 6.3(d).

     5.   In connection with this Amendment, Borrower shall pay
Bank a fee of Two Thousand Nine Hundred Seventy Dollars ($2,970), plus all Bank Expenses incurred in connection with the preparation of this Amendment.

     6. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Agreement remains in full force and effect.

     7. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment (except such representations and warranties to be expressly true as of a specific date), and that no Event of Default has occurred and is continuing.

     8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.


                                   SWEETWATER, INC.


                                   By:   Patrick E. Thomas
                                   Title:  VP-CFO



                                   SILICON VALLEY BANK


                                   By:  Frank J. Amorsso
                                   Title:   Assistant VicePresident

                         Schedule 6.3(b)
                     COMPLIANCE CERTIFICATE

TO:       SILICON VALLEY BANK

FROM:          SWEETWATER, INC.


     The undersigned authorized officer of Sweetwater, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _________ with all required covenants except as noted below, and (ii) all representation and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

   Please indicate compliance status by circling Yes/No under
                       "Complies" column.

      Reporting Covenant                Required                Complies

      Monthly financial statements   Monthly within 30 days      Yes  No
      Annual (CPA Audited)           FYE within 90 days          Yes  No
      A/R &  A/P  Agings             Monthly within 15 days      Yes  No
      A/R  Audit                     Initial and Semi-Annual     Yes  No

      Financial Covenant                Required    Actual      Complies

      Maintain on a Monthly Basis
          Minimum Quick Ratio           1.5:1.0     ____:1.0     Yes  No
          Minimum Tangible Net Worth    $4,000,000  $_______     Yes  No
          Maximum Debt/Tangible Net Worth 0.75:1.0   ____:1.0    Yes  No

      Maximum Liquidity                 2.0:1.0      ____:1.0    Yes  No

      Minimum Debt Service              1.5:1.0*     ____:1.0    Yes  No

      *  After two consecutive quarters

Comments Regarding Exceptions:  See Attached


Sincerely,

_________________________________________
SIGNATURE

_________________________________________
TITLE

_________________________________________
DATE